UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[  ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[x] Definitive Additional Materials
[  ] Soliciting Material under § 240.14a 12
_______________________________________________________
Carillon Series Trust
_______________________________________________________
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
[x] No fee required.
[  ] Fee paid previously with preliminary materials.
[  ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Issues you care about are up for a vote.
Make your voice heard.

CARILLON CHARTWELL SMALL CAP GROWTH FUND

To Our Shareholders,

A special shareholder meeting is scheduled for July 23, 2025, for the Carillon Chartwell Small Cap Growth Fund.

Your participation is very important, and our records indicate that we have not yet received your vote. We are asking shareholders that have not voted their proxies, to vote as soon as possible.

Voting your shares is fast and easy. If you have questions or need assistance, please call **833-218-4458** and a proxy specialist will help you.

VOTE ONLINE

www.proxyvote.com

Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.

VOTE BY PHONE

Call the number located on your ballot and vote using an automated system.

OR

Call **833-218-4458** and speak to a live rep who can cast your vote over the phone.

VOTE WITH QR CODE

With a smartphone

Vote by scanning the Quick Response Code or “QR Code” on the enclosed proxy card/voting instruction form.

VOTE BY MAIL

Mark, sign and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your support of the Carillon Chartwell Small Cap Growth Fund and thank you for voting.

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